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EXHIBIT 23(c)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Ohio Edison Company of our report dated February 28, 2003, except as to Note 1(M), which is as of August 18, 2003, relating to the consolidated financial statements as of December 31, 2002 and for the year then ended, which appears in Ohio Edison Company's Annual Report on Form 10-K/A, Amendment No. 3, for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 28, 2003 relating to the consolidated financial statement schedule, which appears in Ohio Edison Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

Cleveland, Ohio
January 30, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS